Exhibit 107

Calculation of Filing Fee Table

FORM 424(b)(5)
(Form Type)

WSFS Financial Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Debt	5.375% Senior Unsecured Notes due 2035	Rule 457(o)(1)	$200,000,000	100%	$200,000,000	0.00013810	$27,620.00
Fees Previously Paid
	Total Offering Amounts					$200,000,000		$27,620.00
	Total Fees Previously Paid							$ 0.00
	Total Fee Offsets							$ 0.00
	Net Fee Due							$27,620.00

(1)	This “Calculation of Filing Fee” table shall be deemed to update the “Calculation of Filing Fee” table in the registrant’s Registration Statement on Form S-3 (File No. 333-272862), filed with the U.S. Securities and Exchange Commission on June 23, 2023, in accordance with Rule 457(o) under the Securities Act of 1933.